Exhibit 99.2

Lodi Gas Storage, L.L.C. and Subsidiary Consolidated Financial Statements as of and for the Years Ended December 31, 2007 and 2006, and Independent Auditors’ Report

LODI GAS STORAGE, L.L.C. AND SUBSIDIARY

TABLE OF CONTENTS

Page

INDEPENDENT AUDITORS’ REPORT	1

CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006:

Balance Sheets	2

Statements of Income	3

Statements of Member’s Capital	4

Statements of Cash Flows	5

Notes to Financial Statements	6—14

INDEPENDENT AUDITORS’ REPORT

To the Board of Managers of
Lodi Gas Storage, L.L.C.
Houston, TX

We have audited the accompanying consolidated balance sheets of Lodi Gas Storage, L.L.C. and subsidiary (the “Company”), as of December 31, 2007 and 2006, and the related consolidated statements of income, member’s capital, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As noted in Footnote 2, effective January 1, 2006, the Company changed its method of accounting for share based payment awards to employees.

Deloitte & Touche LLP

March 27, 2008
Houston, Texas

LODI GAS STORAGE, L.L.C. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2007 AND 2006

	2007	2006

ASSETS:

CURRENT ASSETS:
Cash	$9,489,764	$22,878,401
Accounts receivable	3,716,473	3,139,243
Prepayments and other current assets	2,375,412	2,046,103

Total current assets	15,581,649	28,063,747

OPERATING PLANT AND EQUIPMENT — Net	173,476,086	143,260,019

CONSTRUCTION IN PROGRESS	4,779,516	29,341,906

PROPERTY, PLANT, AND EQUIPMENT — Net	178,255,602	172,601,925

DEFERRED FINANCING COSTS — Net of accumulated amortization of $228,435 and $21,309 at December 31, 2007 and 2006, respectively	1,219,673	1,321,772

TOTAL ASSETS	$195,056,924	$201,987,444

LIABILITIES AND MEMBER’S CAPITAL:

CURRENT LIABILITIES:
Accounts payable	$935,984	$6,587,099
Accrued liabilities	4,045,084	4,940,208
Payable to affiliates	1,274,880	173,862
Interest payable	301,444	978,542
Deferred revenues	5,768,633	8,253,013
Fuel injection liability	423,282	474,122

Total current liabilities	12,749,307	21,406,846

ASSET RETIREMENT OBLIGATION	1,335,431	1,238,608

DEFERRED LEASE LIABILITY	19,375,195	16,416,757

NOTE PAYABLE	135,000,000	110,000,000

Total liabilities	168,459,933	149,062,211

MEMBER’S CAPITAL	26,596,991	52,925,233

TOTAL LIABILITIES AND MEMBER’S CAPITAL	$195,056,924	$201,987,444

See notes to consolidated financial statements

LODI GAS STORAGE, L.L.C. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006

REVENUES:
Lease revenues	$40,160,875	$30,058,903
Hub services revenues	20,164,158	9,320,183
Fuel and other revenues	2,526,582	877,654

Total revenues	62,851,615	40,256,740

EXPENSES:
Operating	16,665,611	11,264,829
Depreciation	4,322,795	3,394,102
General and administrative	8,119,134	6,592,977

Total expenses	29,107,540	21,251,908

INCOME FROM OPERATIONS	33,744,075	19,004,832

OTHER EXPENSES:
Interest expense	9,961,769	5,123,548
Interest (income) and other — net	(440,662)	(659,661)

Total other expenses	9,521,107	4,463,887

NET INCOME	$24,222,968	$14,540,945

See notes to consolidated financial statements

LODI GAS STORAGE, L.L.C. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF MEMBER’S CAPITAL

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

MEMBER’S CAPITAL — January 1, 2006	$62,691,345

Net income	14,540,945

Equity-based compensation	1,974,137

Contributions	2,500,000

Distributions	(28,781,194)

MEMBER’S CAPITAL — December 31, 2006	52,925,233

Net income	24,222,968

Equity-based compensation	1,974,137

Distributions	(52,525,347)

MEMBER’S CAPITAL — December 31, 2007	$26,596,991

See notes to consolidated financial statements

LODI GAS STORAGE, L.L.C. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$24,222,968	$14,540,945
Adjustments to reconcile net income to net cash provided by operations:
Depreciation expense	4,322,795	3,394,102
Deferred lease expense	2,958,438	3,274,450
Equity-based compensation expense	1,974,137	1,974,137
Asset retirement obligation accretion expense	96,824	44,538
Amortization of deferred finance costs	207,126	21,309
Decreases in accounts receivable	(577,230)	(1,104,123)
Decreases in prepayments and other assets	(118,542)	(943,220)
(Decrease) increase in accounts payable and other accrued liabilities	(3,244,679)	477,521
Decreases in advances to affiliate	—	(10,000)
(Decrease) increase in deferred revenues	(2,484,379)	7,762,467

Net cash provided by operating activities	27,357,458	29,432,126

CASH FLOWS FROM INVESTING ACTIVITIES — Purchases of property, plant, and equipment	(12,774,372)	(24,628,489)

Net cash used in investing activities	(12,774,372)	(24,628,489)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of senior notes	—	110,000,000
Repayments of notes payable	(341,349)	(88,672,501)
Derivatives (interest rate cap purchase)	—	(132,000)
Distributions to members	(27,525,347)	(28,781,194)
Contributions from members	—	2,500,000
Cash paid for financing costs	(105,027)	(1,343,081)

Net cash used in financing activities	(27,971,723)	(6,428,776)

NET DECREASE IN CASH	(13,388,637)	(1,625,139)

CASH — Beginning of year	22,878,401	24,503,540

CASH — End of year	$9,489,764	$22,878,401

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION: Cash paid for interest — net of amounts capitalized	$10,288,559	$4,130,711

Capitalized interest	$338,956	$888,556

Noncash investing activities: Property, plant, and equipment acquisitions in accounts payable and other accrued liabilities	$521,994	$3,319,893

Noncash financing activities:
Insurance premium financed	$341,349	$—

The Company assumed a $25 million note in exchange for a noncash distribution (Note 6)	$25,000,000	$—

See notes to consolidated financial statements

LODI GAS STORAGE, L.L.C. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

1.   BUSINESS DESCRIPTION, FORMATION OF COMPANY, AND ACQUISITIONS

In late 1998, Western Hub Properties L.L.C. (“WHP”) and its wholly owned subsidiary, Lodi Gas Storage, L.L.C. (“Lodi” or the “Company”), both Delaware limited liability companies, were formed for the purpose of developing and operating natural gas storage facilities. The Company now owns and operates two natural gas storage facilities near Lodi, California. These facilities are connected to Pacific Gas and Electric’s intrastate gas pipelines that service natural gas demand in the San Francisco and Sacramento areas.

In August 2001, WHP agreed to sell its interest in Lodi to an unrelated company, WHP Acquisition Company, L.L.C. (“WHP Acquisition”). Also in August 2001, Lodi entered into a secured loan agreement (the “Note”) with WHP Acquisition for the purpose of borrowing up to $110 million to finance construction of the California gas storage facility. Draws under this loan agreement occurred through 2002, resulting in aggregate borrowings of approximately $107.8 million at December 31, 2002. The Note was collateralized by a mortgage on substantially all of Lodi’s assets and contains customary covenants that limit Lodi’s ability to incur additional indebtedness, transfer or sell assets, make distributions, or create liens.

On February 27, 2003, the California Public Utility Commission (CPUC) approved the transfer of Lodi to Lodi Holdings L.L.C. (“Lodi Holdings”), and effective March 31, 2003, the transaction was completed, with WHP Acquisition contributing the outstanding principal under the Note amounting to $106.8 million to Lodi Holdings in exchange for 500,000 Class A units in Lodi Holdings. As a result, effective March 31, 2003, Lodi became a wholly owned subsidiary of Lodi Holdings, which, in turn, was owned 50% equally by WHP and WHP Acquisition. The Note was contributed to Lodi Finance LLC (“Lodi Finance”), a newly formed subsidiary of Lodi Holdings.

Effective December 1, 2005, the CPUC approved the sale of WHP’s 50% ownership in Lodi Holdings to WHP Acquisition II, L.L.C. (“WHP Acquisition II”) (the “WHP Sale Transaction”), and effective December 15, 2005, the transaction was completed.

Effective June 2007, Lodi Development, LLC was formed as a subsidiary of the Company for the purpose of implementing an expansion of natural gas storage capacity of the Kirby Hills facility (“Kirby Hills Phase II”).

On January 18, 2008, Buckeye Partners, L.P. (“Buckeye”), acquired all of the member interests in the Company. Pursuant to the terms of the purchase and sale agreement, cash consideration of approximately $432.0 million was paid to Lodi Holdings at closing. An additional $12.0 million was paid by Buckeye on March 6, 2008 after the receipt of approval from the California Public Utilities Commission to proceed with the Kirby Hills Phase II expansion project — see Note 8. On January 18, 2008, the Company used the proceeds from the sale to pay off all of its outstanding indebtedness including any interest.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation — The consolidated financial statements and the accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) The consolidated financial statements include the accounts of the Company and Lodi Development, LLC on a consolidated basis. All intercompany transactions have been eliminated. The financial statements do not include the accounts of Lodi Holdings or Lodi Management, LLC.

Management’s Estimates and Assumptions — The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements. Actual results could differ from these estimates.

Cash and Cash Equivalents — The Company considers cash and highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

Accounts Receivable and Bad Debt — The allowance for doubtful accounts is based on management’s evaluation of outstanding trade accounts receivable at the balance sheet date. As of December 31, 2007 and 2006, management considered all receivables to be collectible, and accordingly, there was no allowance for doubtful accounts.

Revenue Recognition — The Company has three primary revenue sources.

Lease Revenues — Lease revenues consist of demand charges for the reservation of storage space under the Company’s firm storage agreements. The demand charge entitles the customer to a fixed amount of storage space and certain injection and withdrawal rights. Title to the stored gas remains with the customer. Lease revenues are recognized as revenue over the term of the related storage agreement.

Hub Service Revenues — Hub service consists of a variety of other storage services under the Company’s interruptible storage agreements. These include parks, loans, and injection and withdrawal fees.

Parks occur when the Company injects and stores gas from a customer in a current period. The customer then has the right to withdraw its stored gas at a future date. Title to the gas remains with the customer. The Company recognizes these park revenues ratably over the term of the agreement.

Loans occur when the Company delivers gas to a customer in a current period. The customer then has the obligation to redeliver gas at a future date. A loan transaction exposes the Company to a greater financial risk than a park transaction. The Company mitigates this exposure by requiring the customer to provide acceptable credit to support the transaction. The Company recognizes these loan revenues ratably over the term of the agreement.

The Company has no direct gas trading and marketing operations.

Injection and withdrawal revenue is a fee charged by the Company to inject or withdraw gas from the facility on behalf of the customer. The fee is recognized in the period in which the injection or withdrawal occurs.

Fuel and Other Revenues — Fuel and other revenues consist primarily of the value of fuel charges collected in kind from the customer.

Property and Equipment — Property and equipment are recorded at cost. Depreciation of property and equipment is provided over the estimated useful lives of the property as follows:

Storage, surface, and pipeline facilities	40-year straight-line
Automobiles	5-year straight-line
Furniture and fixtures	7-year straight-line
Computer equipment	5-year straight-line

Deferred Finance Costs — Costs incurred for debt borrowings are capitalized as paid and amortized over the life of the associated debt. When debt is retired before its scheduled maturity date, any remaining transaction—related costs associated with that debt are expensed. In connection with debt issuances in 2007 and 2006 the Company capitalized approximately $105,027 and $1.4 million, respectively, in transaction-related expenses. All capitalized deferred finance costs were expensed as part of the Company’s repayment of all outstanding indebtedness in January 2008 (see Note 1).

Customer Deposit — In 2006, the Company and a customer entered into a stipulation agreement approved by the Federal Bankruptcy Court whereby the customer provided a $2.3 million security deposit in exchange for access to prepetition stored gas. The $2.3 million security deposit is recorded in Cash and Accrued liabilities plus interest of approximately $123,000. The customer has recently emerged from bankruptcy and will be refunded the security deposit plus interest in 2008.

Fuel Injection Liability — The fuel injection liability represents the difference between natural gas collected in kind from the Company’s lease customers and recorded as fuel revenue and the amount of natural gas fuel consumed in natural gas compression and storage operations that is recorded as fuel expense. Fuel revenue and expense activity that represent the liability are priced at the daily closing price of the Pacific Gas & Electric (PG&E) City-gate marketplace.

Deferred Lease Liability — The Company records rent expense on a straight-line basis, evenly dividing rent expense over all periods covered by the term of the lease. The difference between the payment and expense in any period is recorded as deferred lease liability.

Income Taxes — The Company is a limited liability company and, for federal tax purposes, is treated as a partnership. The Company’s taxable income or loss is therefore passed through to its members and reported on the respective member’s tax return. Accordingly, there is no federal tax provision in these financial statements.

Impairment of Long-Lived Assets — In the event that facts and circumstances indicate that the carrying amounts of long-lived assets may be impaired, an evaluation of recoverability would be performed in accordance with FAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets. If an evaluation were required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset’s carrying amount to determine whether a write-down is required. If this review indicates that the assets will not be recoverable, the carrying value of the Company’s assets would be reduced to their estimated market value.

Accounting for Risk Management — In November 2006, the Company purchased an interest rate cap with a financial institution (the “Interest Cap”) with a $70 million notional value and a three-year term to provide interest rate protection benefits related to the variable interest rate payable on its newly issued Senior Notes (as more fully described in Note 6). The Interest Cap is settled quarterly based on the applicable three-month LIBOR as compared to the cap rate. The Interest Cap is marked-to-market at each reporting date utilizing quoted market prices of comparable instruments, with all unrealized gains and losses to be recognized in earnings currently. As of December 31, 2007 and 2006, the Interest Cap

had a fair value of approximately $13,000 and $143,000, respectively. This was recorded in other current assets, with the corresponding value recorded to interest expense, net of the premium paid at origination. The Interest Rate Cap was expensed in January 2008 as part of the Company’s repayment of all of its outstanding indebtedness- see Note 1.

Asset Retirement Obligations — In June 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 143, Accounting for Asset Retirement Obligations. The standard applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development, and/or normal use of the asset. The Company’s gas storage facility includes pipelines and surface facilities, some for which an Asset Retirement Obligation (“ARO”) was established in accordance with SFAS No. 143 due to costs to close these facilities. The ARO is adjusted prospectively for liabilities incurred or settled, accretion expense, and any revisions made to the estimated future cash flows in accordance with FIN No. 47. The ARO asset is depreciated over the remaining useful life of the gas storage facility, which the Company has estimated as 40 years.

Reconciliation of the ARO activity for the years ended December 31, 2007 and 2006, is as follows:

BALANCE — January 1, 2006	$583,972
Accretion expense	44,538
Additions	610,098

BALANCE — December 31, 2006	1,238,608
Accretion expense	96,823

BALANCE — December 31, 2007	$1,335,431

The addition to the ARO recorded in 2006 related to the future abandonment obligation of the Kirby Hills expansion.

Share Based Payments — In December 2004, the FASB issued SFAS No. 123R, Share-Based Payment, (“SFAS 123R”) which is a revision of SFAS No. 123, Accounting for Stock Based Compensation. SFAS 123R eliminates accounting for share-based compensation transactions using the intrinsic value method and requires instead that such transactions be accounted for using a fair-value-based method. The Company adopted SFAS 123R effective January 1, 2006, and elected to use the modified prospective transition method in which compensation cost was recognized beginning with the effective date of January 1, 2006: (a) based on the requirements of SFAS 123R for all share-based payments granted after January 1, 2006, and (b) based on the requirements of SFAS 123R for all awards granted to employees prior to January 1, 2006 that were unvested on that date.

Lodi Holdings maintained two classes of equity units that were granted to employees of the Company’s manager. There were 111,111 Class B units granted to employees of WHP in various dates in 2003 and 100,000 Class C units granted to employees of Lodi Management on various dates in 2006. Both classes of units did not receive current profit allocations but instead participated in income resulting from certain triggering events, including the sale of the assets or equity of Lodi or the equity of Lodi Holdings. Both classes of units vested over an average service period of three years and had no expiration date.

As of June 1, 2007 all Class B units had been vested. Included in General and Administrative expense for 2007 and 2006 is approximately $271,000 and $271,000, respectively, of compensation expense related to the Class B units.

As permitted under SFAS 123R for nonpublic entities, the Company elected to utilize the calculated value method to account for the grant of the Class C units of Lodi Holdings that were granted to employees in 2006. The Company calculated the fair value of the Class C units granted using an option valuation model which requires inputs of volatility, risk free interest rate, dividends, and expected term. A nonpublic entity that is unable to estimate the expected volatility of the price of its underlying unit may measure the awards based on the “calculated value,” which substitutes the volatility of an appropriate index for the volatility of the Company’s own share price. There is no active market for the Class A units of Lodi Holdings held by WHP Acquisition and WHP Acquisition II. As such, to calculate the volatility component required in the option pricing model, the Company utilized historical closing prices of an index of publicly traded master limited partnerships and utilities focused in the natural gas pipeline, processing and storage sector which was calculated to be 20.5%. The Company utilized 4.5% as the risk free interest rate input determined by published yields of the Three-Year US Treasury Bond and the Company utilized three years as the “expected term” input component of the unit which is meant to approximate the likely period of time before a liquidity event occurs that would affect the value of the unit. No dividends were assumed in the option input model as the Class C units did not participate in operating distributions from Lodi Holdings. Based on the inputs described above, the calculated fair value of the 100,000 Class C units was approximately $5.1 million. This value was being recognized on a straight line basis over the three year vesting term. Included in General and Administrative expense for December 31, 2007 and 2006, is approximately $1.7 million and $1.7 million, respectively, of compensation expense related to the vested portion of Class C units.

In connection with the sale of the Company to Buckeye on January 18, 2008, the Company no longer has or will have any expense or obligations associated with the Class B or Class C units granted by Lodi Holdings.

Capitalization of Interest — Interest on borrowed funds is capitalized on projects during construction based on the approximate average interest rate of the Company’s debt.

3.   PROPERTY, PLANT, AND EQUIPMENT

A summary of property, plant, and equipment as of December 31, 2007 and 2006, is as follows:

	2007	2006

Operating plant	$177,741,089	$143,263,672
Construction in progress	4,779,516	29,341,906
Pad gas	15,106,620	15,106,620
ARO asset	988,183	988,183
Automobiles	163,690	154,662
Computer equipment	129,751	104,437
Furniture and fixtures	82,544	81,444

	198,991,393	189,040,924

Accumulated depreciation	(20,735,791)	(16,438,999)

Total	$178,255,602	$172,601,925

Construction in progress relates to capitalized costs incurred for implementing an expansion of natural gas storage capacity of the Kirby Hills facility (more fully described in Note 8).

4.   COMMITMENTS AND CONTINGENCIES

Leases — The Company has noncancelable operating leases for office space and office equipment. Rental payments for the years ended December 31, 2007 and 2006, were $16,454 and $73,396, respectively.

Future minimum noncancelable lease payments by year as of December 31, 2007, are as follows:

Years Ending
December 31

2008	$16,325
2009	15,291
2010	6,985
2011	6,700
2012	732

Total	$46,033

In addition, the Company has leases for subsurface underground gas storage rights and surface rights. These leases are cancelable by the Company as long as the storage reservoir is not used for underground storage of natural gas or the removal or injection thereof for a continuous period of two consecutive years. Rental payments for years ended December 31, 2007 and 2006, were $1,947,335 and $1,966,161, respectively. Rental expense associated with these leases is being recognized on a straight-line basis over 40 years. For the year ended December 31, 2007, the Company’s lease expense was approximately $5.7 million including $3.0 million recorded as an increase to deferred lease liability. For the year ended December 31, 2006, the Company’s lease expense was approximately $4.0 million, including $3.3 million recorded as an increase to deferred lease liability. Management estimates that the deferred lease liability will continue to build through 2023, at which time the deferred lease liability is estimated to be approximately $34.3 million. The deferred lease liability will then be reduced over the remaining 18 years, since the expected annual lease payments will exceed the amount of lease expense. Projected under these lease agreements are minimum payments assuming the Company will continue to operate the storage facility.

In March 2005, the Company entered into a lease agreement for subsurface underground gas storage rights, surface rights, and mineral rights at the Kirby Hills reservoir for the purposes of implementing an expansion of its natural gas storage capacity (the “Kirby Hills Agreement”). The Company did not exercise a one-time cancellation right, which expired on September 30, 2007, and as a result, the agreement has a 50-year term.

In November 2007, the Company entered into an Amended and Restated lease agreement, which replaced the March 2005 agreement in its entirety. The agreement has a 50-year term from March 2005. In 2007 and 2006, the Company paid approximately $353,000 and $193,000, respectively, related to this agreement, which are included in the storage, surface lease, and mineral payments disclosed above. The agreement provides for all necessary rights to develop Kirby Hills I & II on the subject property.

Future minimum lease payments for subsurface underground gas storage and mineral rights by year as of December 31, 2007, are as follows:

Years Ending
December 31

2008	$2,554,000
2009	2,665,000
2010	2,931,000
2011	3,045,000
2012	3,268,000
2013—2054	209,243,000

Total	$223,706,000

Litigation — The Company has a pending lawsuit filed by a former employee against the Company, Lodi Holdings, and WHP for payment of the sale bonus and other compensation issues related to 2006. The claim is in the amount of $1.0 million plus attorneys’ fees and interest. Management is unable to predict the outcome of this lawsuit or the estimated financial impact related to such outcome. However, per the purchase and sale agreement with Buckeye, Lodi Holdings, LLC, will indemnify the Company in the event of loss related to this claim.

5.   CONCENTRATIONS

Concentration of Credit Risk — As of December 31, 2007 and 2006, the Company had cash deposits with financial institutions in excess of the amount insured by the FDIC. Management believes that any credit risk associated with excess deposits in these financial institutions is minimal.

The Company’s principal customers for natural gas storage are electric generation and natural gas marketing companies. The Company has concentrations of receivables from and makes natural gas loans to these same companies. These concentrations of customers may affect the Company’s overall credit risk in that certain customers may be similarly affected by changes in economic, regulatory, or other factors. Where exposed to credit risk, the Company analyzes the counterparties’ financial condition prior to entering into an agreement, obtains additional financial assurance where possible through guarantees and letters of credit, establishes credit limits, and monitors the appropriateness of those limits on an ongoing basis.

Gas Storage Inventory — At December 31, 2007 and 2006, the Company’s gas storage inventory consisted of gas inventory held of approximately $181.0 million and $230.8 million, respectively, and gas loan transactions made aggregating approximately $62.4 million and $141.3 million, respectively. These balances represent the volume of stored and loaned natural gas valued at the December 31, 2007 and 2006, closing prices of the PG&E City-gate marketplace. Because the Company does not take title to the gas, the Company’s gas storage inventory and loan transactions are not recorded in the balance sheet.

Significant Customers — Significant customers are those that individually account for more than 10% of the Company’s consolidated revenues. For the year ended December 31, 2007, TXU Portfolio Management Company LP; Calpine Energy Services L.P.; and Merrill Lynch Commodities, Inc accounted for approximately 19%, 17%, and 12%, respectively, of the Company’s total revenues. For the year ended December 31, 2006, Calpine Energy Services L.P.; Merrill Lynch Commodities, Inc.; Occidental Energy Marketing, LLC.; and Coral Gas Marketing accounted for approximately 27%, 24%, 10% and 10%, respectively, of the Company’s total revenues.

6.   NOTE PAYABLE AND CREDIT FACILITY

In November 2006, the Company issued $110.0 million in Series A Senior Secured Notes due 2013 (the “Senior Notes”). The proceeds from the Senior Notes were used to repay the Lodi Finance Note and provide a recapitalization distribution to the owners of Lodi Holdings. The Senior Notes are due in full in November 2013 with interest payable at either prime or LIBOR (at the Company’s election), plus a margin calculated based on a historical debt-to-EBITDA ratio (as defined in the agreement). The Senior Notes may be redeemed early at the Company’s election after one year subject to an early redemption premium. The Senior Notes are secured by a first-priority lien on all tangible and intangible assets of the Company and contain customary covenants that limit the Company’s ability to incur additional indebtedness, transfer or sell assets, make distributions, or create liens. The Senior Notes also contain a financial covenant requiring the maintenance of a minimum debt-to-EBITDA ratio. As of December 31, 2007 and 2006, the Company was in compliance with all applicable covenants of the Senior Notes.

In January 2007, the Company issued $25.0 million in Series B Senior Secured Notes due 2013 (the “Series B Senior Notes”) in exchange for the assumption of the Senior Secured Notes due 2009 by Lodi Holdings (the LH Senior Notes) which were issued in November 2006 contemporaneously with the Senior Notes to provide financing for the Kirby Hills expansion. The Series B Senior Notes have the same terms, conditions, covenants, and maturity date as the Senior Notes and share in the same first-priority lien Senior Notes. However, the Security Agreement was modified to include the assets related to the Kirby Hills expansion and provide a pledge of the membership interests of the Company as additional security for the entire $135.0 million of debt.

The Senior Notes and Series B Senior Notes and all related interest were paid off on January 18, 2008 with the proceeds from the sale of the Company to Buckeye- see Note 1.

Effective June 1, 2004, the Company entered into a $5.0 million secured revolving credit facility with a bank (the “Credit Facility”). The Credit Facility was secured by accounts receivable. Borrowings under the Credit Facility were based on a calculation of eligible accounts receivable up to a maximum of $4.0 million, with an additional $1.0 million discretionary line. The Credit Facility was also supported by guarantees from Lodi Finance and Lodi Holdings. The Credit Facility originally matured on June 1, 2005, and was extended through amendments to January 2007.

In January 2007, the Company terminated the Credit Facility and entered into a new secured credit arrangement (the “2007 Credit Facility”) with the same bank to support letters of credit and for general corporate purposes. The 2007 Credit Facility provides for revolving borrowings of up to $10 million and has a term of three years. The availability of borrowings is subject to maintaining a certain debt-to- EBITDA ratio. Interest payable on any outstanding borrowings is under the same applicable rates and margins as the Senior Notes. The 2007 Credit Facility incorporates by reference the covenants and restrictions of the Senior Notes and is cross-collateralized by a sharing of the Senior Notes first-priority lien through an intercreditor agreement. As of December 31, 2007 and 2006, the Company had approximately $3.1 million and $2.1 million, respectively, available for borrowing with no borrowings outstanding. On January 16, 2008, the 2007 Credit Facility was cancelled and any remaining commitment fees were paid.

7.   RELATED-PARTY TRANSACTIONS

As more fully described in Note 1, the Company is a wholly owned subsidiary of Lodi Holdings, which, in turn, was owned 50% by WHP Acquisition and 50% by WHP through December 15, 2005, and after that date is owned 50% by WHP Acquisition and 50% by WHP Acquisition II as a result of the WHP Sale Transaction.

As a result of the WHP Sale Transaction, effective January 1, 2006, the employees of WHP became employees of Lodi Management, LLC (“Lodi Management”), which acts as the Company manager for Lodi through a Management and Support Services Agreement.

Lodi Management is owned 50% by WHP Acquisition and 50% by WHP Acquisition II. The Company was billed approximately $6.3 million and $3.7 million for the actual cost of these services plus a service margin for the years ended December 31, 2007 and 2006, respectively.

In conjunction with the sale of the Company to Buckeye, in 2007, certain employees received a “sale” bonus totaling approximately $1.1 million. This compensation was paid by Lodi Management. The expense and the associated liability are recorded in General and administrative expenses and in Payable to affiliates in the Company’s December 31, 2007 consolidated financial statements.

8.   FACILITY EXPANSION

On March 2, 2006, the Company received a Certificate of Public Convenience and Necessity from the CPUC approving the construction of an expansion of the Lodi Facility at the Kirby Hills’ gas field (the “Kirby Hills Expansion”). The Kirby Hills Expansion is expected to increase the Company’s working gas storage capacity and increase the Company’s daily injection and withdrawal capability. Storage services will be provided for the Kirby Hills Expansion under the Company’s existing tariff. The Company commenced development and construction of the Kirby Hills Expansion during 2006, with the facility becoming fully operational in January 2007. The Company had capitalized costs classified as Construction in Progress of $29.3 million (including capitalized interest costs of approximately $0.9 million) for the year ended December 31, 2006. It was reclassified to fixed asset for depreciation once Kirby Hills was operational in January 2007.

On February 28, 2008, the Company received a Certificate of Public Convenience and Necessity from the CPUC approving the construction of an expansion of the Kirby Hills’ Facility (the “Kirby Hills Phase II Expansion”). The Kirby Hills Phase II Expansion is expected to increase the Company’s working gas storage capacity and increase the Company’s daily injection and withdrawal capability. Storage services will be provided for the Kirby Hills Phase II Expansion under the Company’s existing tariff. The Company expects to commence construction of the Kirby Hills Phase II Expansion in April 2008, with the facility becoming fully operational in December 2008. The Company had capitalized costs classified as Construction in Progress of $4.8 million for the year ended December 31, 2007.

******